AMENDED AND RESTATED BY-LAWS OF

AKERS BIOSCIENCES, INC.

(Effective as of August 5, 2013 and rescinding any prior by-laws.)

ARTICLE I OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of New Jersey shall be located at the principal place of business of the Corporation in the State of New Jersey or the individual acting as the Corporation’s registered agent in the State of New Jersey;

Section 1.2. Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of New Jersey as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II MEETINGS OF SHAREHOLDERS

Section 2.1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place within or without the State of New Jersey as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. Annual Meetings. Subject to the rights of holders of any series of Preferred Stock, the annual meeting of shareholders for the election of directors and for the transaction of any other proper business shall be held on the date and at the time fixed, from time to time, by the person or persons set forth in the Certificate of Incorporation.

Section 2.3. Special Meetings. Subject to the rights of holders of any series of Preferred Stock, special meetings of shareholders, for any purpose or purposes, may be called only by or at the direction of the person or persons set forth in the Certificate of Incorporation. At any special meeting of shareholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting. Special meetings of shareholders may be held at such place, either within or without the State of New Jersey, and at such time as the person or persons calling the meeting shall determine and designate in the notice of such meeting.

Section 2.4. Notice of Meetings, Written notice of every meeting of shareholders, stating the place, date and hour thereof and, in the case of a special meeting of shareholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors pursuant to a resolution approved by a majority of the members of the Board of Directors, the Chief Executive Officer President or Executive Chairman, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

Section 2.5. Quorum. Except as otherwise provided in these By-Laws or the Certificate of Incorporation, the holders of forty (40%) percent of the outstanding shares in such class or series must in addition be represented, either in person or by proxy, to constitute a quorum for the transaction of such items of business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting. If, however, such quorum shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment, the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws.

Section 2.6. Voting. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, a majority of the votes cast at a meeting by those shares entitled to vote on the subject matter shall be sufficient to authorize any corporate action.

Section 2.1. Proxies. Subject to the Certificate of Incorporation, every shareholder entitled to vote at a meeting, or by consent without a meeting, may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the shareholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.8. Stock Records. The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number, class and series, if any, or shares held by each shareholder. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any shareholder at any time during the meeting.

Section 2.9. Conduct of Meeting. The Chief Executive Officer, Lead Independent Director or Executive Chairman shall preside at all such meetings. If the Chief Executive Officer, Lead Independent Director or Executive Chairman is not present, then any other director chosen by the directors in attendance shall preside. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary, if any, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the person presiding at the meeting shall appoint a secretary of the meeting.

Section 2.10. Inspectors and Judges. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding at the meeting. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability, the inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each class and series, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing on any challenge, question or matter determined by him or her or them and execute a certificate of any fact found by him or her or them. Such report shall be filed with the minutes of the meeting.

Section 2.11. Shareholder Proposals. At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than. sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and the number of shares of stock of the Corporation which are beneficially owned by the shareholder, and (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with such business and any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a shareholders’ meeting except in accordance with the procedures set forth in this Section 2.11. If the Board of Directors shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2,11, the Executive Chairman of the Board of Directors or the person presiding at such meeting shall so declare to the meeting and any such business not properly brought before such meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Notwithstanding the foregoing provisions of this Section 2.11, shareholder nominations of persons for election to the Board of Directors shall be governed by the Certificate of Incorporation.

ARTICLE III

DIRECTORS

Section 3.1. General Powers and Number. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors shall elect an Executive Chairman of the Board and may elect a Lead Independent Director of the Board, from among its members. The Board of Directors shall consist of no more than eleven (11) and no less than two (2) members.

Section 3.2. Nomination, Classification, Election. Term, Removal. Vacancies, Resignation and Newly-Created Directorships. The nomination, classification, election, vacancies, term, removal and newly-created directorships shall be governed by the Certificate of Incorporation. Any director may resign at any time upon notice of resignation to the Corporation.

Section 3.3. Powers and Duties. Subject to the applicable provisions of law, these By- Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

Section 3.4. Place of Meeting. All meetings of the Board of Directors may be held either within or without the State of New Jersey.

Section 3.5. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Executive Chairman, Lead Independent Director, President or the Chief Executive Officer and shall be called promptly specifying the special purpose thereof, on not less than two (2) days’ notice to each director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given by any of the following: orally or by telecopy, facsimile, electronic mail with read receipt, express mail or by courier delivery for next day delivery. If notice of less than three (3) days is given, it shall be oral, whether by telephone or in person. If the notice is sent by telecopy, facsimile or personal delivery, the notice shall be deemed given upon the transmission by telecopy or facsimile providing confirmation of such transmission or upon personal delivery. If the notice is sent by express mail or by courier delivery for next day delivery, the notice shall be deemed given the business day following the day such notice is mailed by express mail or delivered to the courier service. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

Section 3.8. Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be necessary to and shall constitute a quorum for the transaction of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

Section 3.9. Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State of New Jersey, outside of the State of New Jersey, at such place or places as they may from time to time determine.

Section 3.10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors, or by a committee of the Board of directors, may be taken without a meeting if all members of the Board of Directors or the committee, as the case maybe, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section3.11. Telephone Participation. Any one or more members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 3.12. (a) Committees of the Board. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate two

(2)         or more other directors to constitute an executive committee, and may establish one or more other committees, each consisting of two (2) or more directors. Each committee shall keep minutes of its meetings and report the same to the Board of Directors. Except as otherwise provided by law, such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board of Directors with respect to all matters under its jurisdiction. However, no such committee shall have power or authority to:

(i)          elect or appoint any director, or remove the Executive Chairman, President, Chief Executive Officer, Chief Financial Officer or Executive Vice President;

(ii)         submit to the shareholders any action that requires shareholders’ approval;

(iii)       (iii) amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors;

(iv)        amend these By-Laws; and unless expressly so provided by resolution of the Board of Directors, the Certificate of Incorporation or these By-Laws, no such committee shall have power or authority to:

(1)         declare a dividend;

(2)         authorize the issuance of shares of the Corporation of any class or series; or

(3)         approve a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

(b)         Each member of any such committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated, elected and qualified. Any vacancy in any such committee may be filled by a resolution adopted by a majority of the full Board of Directors. The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of any such committee may resign from such committee at any time by given written notice to the Board of Directors, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c)         Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the holding of its meetings and the conduct of its business, subject to such committees’ charter;

(d)         The designation of any such committee and the delegation thereto of any authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed by law.

Section3.13. Compensation. The directors may be paid their expenses ,if any, of attendance at each meeting of the Board of Directors and the non-employee directors may be paid a fixed sum or receive stock options or other securities of the Corporation for attendance at each meeting of the Board of Directors or may be paid a stated salary or receive a stated number of stock options or other securities of the Corporation as a director on an annual basis. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Non-employee members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.14. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors, or any committee thereof of which he or she is a member, at which action on any maker is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action. A director of the Corporation who is absent from a meeting of the Board of Directors or any committee thereof of which he or she is a member, at which action on any matter is taken, shall be presumed to have concurred in the action unless he or she shall file his or her dissent with the Secretary of the Corporation within five (5) days after learning of such action.

ARTICLE IV WAIVER

Section 4.1. Waiver. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent of such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to such shareholder, and any director attending’ a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE V OFFICERS

Section 5.1 Number. The principal officers of the Corporation shall be an Executive Chairman, President, a Chief Executive Officer, one or more Vice Presidents who are specifically designated as principal officers, a Treasurer, and a Secretary. In addition, there may be such subordinate officers as the Board of Directors may deem necessary. Any two (2) or more offices may be held by the same person except no one person shall hold the offices of President and Secretary.

Section 5.2. Term of Office. The principal officers shall be chosen annually by the Board of Directors at the regular annual meeting of the Board of Directors. Subordinate officers may be elected from time to time. Each officer shall serve until his or her successor shall have been chosen and qualified, or until his or her death, resignation or removal. In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer, or any director, or any other person whom it may select.

Section 5.3. Removal. Any officer may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the total number of directors then in office whenever it be judged that the best interests of the Corporation will be served thereby. Said removal shall not prejudice the contract rights, if any, of the person so removed.

Section 5.4. Vacancies. Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.5. Chief Executive Officer. The Chief Executive Officer shall have general supervision and charge of the business and affairs of the Corporation and shall have such powers and duties as the Board of Directors may from time to time prescribe. In the absence of the Executive Chairman or Lead Independent Director of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and directors.

Section 5.6 Executive Chairman. The Executive Chairman shall be an executive officer of the Company and shall have general supervision of the business and affairs of the Corporation and such powers and duties as the Board of Directors may from time to time prescribe. He shall work with the Chief Executive Officer to plan effectively and to be forward thinking by concentrating on strategic matters. He shall provide advice to the Board of Directors on business opportunities for expansion of current activities, and shall oversee business development activities of the Company. In the absence of the Lead Independent Director of the Board, the Executive Chairman shall preside at all meetings of the shareholders and directors.

Section 5.7.  President. The President shall have general charge of the business and affairs of the Corporation subject to the control of the Board of Directors and the Chief Executive Officer and in the absence of the Executive Chairman, Lead Independent Director and the Chief Executive Officer shall preside at all meetings of the shareholders and directors. The President shall perform such other duties as are properly required of him or her by the Board of Directors.

Section 5.8. Vice Presidents. Each Vice President, if any, shall have such powers and shall perform such duties as may from time to time be assigned to him or her by the Chief Executive Officer, the President or Board of Directors.

Section 5.9. Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; the Secretary shall see that all notices of meetings of shareholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; the Secretary shall be the custodian of the records and of the corporate seal or seals of the Corporation; he or she, or an Assistant Secretary, shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed it may be attested by his or her signature or the signature of such Assistant Secretary; and in general, he or she shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

Section 5.10. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall render to the President and to each member of the Board of Directors whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and in general, shall perform all of the duties incident to the office of the Treasurer of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

Section 5. 11. All Other Officers. The other officers of the Corporation shall have such powers and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers as the Chief Executive Officer may from time to time authorize. In the absence of action by the Board of Directors or the Chief Executive Officer, the officers shall have such powers as generally pertain to their respective offices.

Section 5.12. Voting Securities Owned by the Corporation. Power of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Executive Chairman, Chief Executive Officer, President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote person by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and my exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VI

PROVISIONS RELATING TO STOCK CERTIFICATES AND SHAREHOLDERS

Section 6.1. Form and Signature. The shares of the Corporation shall be represented by certificates signed by the Executive Chairman or Chief Executive Officer or President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of New Jersey, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.

Section 6.2. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, except as required by law.

Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and accompanied by any necessary stock transfer tax stamps, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

Section 6.4.Lost Certificates, etc. The Corporation may issue a new certificate for share in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 6.5. Record Date. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixth (60) nor less than ten (10) days before the date of any meeting of the shareholders, nor more than sixty (60) days prior to any other action.

Section 6.6. Regulations. Except as otherwise provided by law, the Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1. Dividends and Distributions. Subject to applicable law, dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument binding upon the Corporation to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 7.2. Checks. Etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

Section 7.3. Seal. The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal New Jersey.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7.4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 7.5. General and Special Bank Accounts. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board of Directors for time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

ARTICLE VIII

ADOPTION AND AMENDMENTS

Section 8.1. Power to Amend. The power to adopt, amend and repeal the By-Laws shall be as provided in the Certificate of Incorporation; provided, however, that the shareholders of the Corporation may, by vote of a majority of the outstanding shares of all classes of capital stock entitled to vote, adopt, amend and repeal the By-Laws of the Corporation.

-18-